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                                OLYMPIC FINANCIAL LTD.
                       1998-2000 RESTRICTED STOCK ELECTION PLAN


                                      ARTICLE I.
                                       PURPOSE

    The purpose of this Plan is to reward executive performance and to build each executive participant's equity interest in the stock of OLYMPIC FINANCIAL LTD., a Minnesota corporation (the "Company"), by providing long-term incentives and rewards to officers and other key management associates of the Company and its subsidiaries who contribute to its continuing success by their management, innovation, ability, industry, loyalty and exceptional service. This Plan provides such management associates with an opportunity to acquire Common Stock of the Company, par value $0.01 per share (the "Common Stock").


                                     ARTICLE II.
                                     DEFINITIONS

    2.1 "Active Participant" means a Participant who is employed by the Company and actively at work.

    2.2    "Company" means Olympic Financial Ltd. and its subsidiaries.

    2.3 "Board of Directors" means the Board of Directors of Olympic Financial Ltd.

    2.4 "Committee" means the Compensation Committee of the Board of Directors of the Company.

    2.5 "Disability" means the inability of a Participant to perform the regular duties of his or her normal occupation due to accident or illness as determined by the Company's long-term disability carrier.

    2.6 "Disability Retirement Date" means the date on which a Participant permanently ceases being an Active Participant by reason of Disability.

    2.7 "Eligible Associate" means an officer or other management associate of the Company determined by the Committee to be eligible to participate in the Plan pursuant to criteria adopted from time to time by the Committee.

    2.8 "Effective Date of Award" means (i) December 20, 1995, as to an Eligible Associate who received a Restricted Stock Award on such date; (ii) as to an Eligible Associate who is employed by the Company after December 20, 1995 ("New Associate"), the first day of the New Associate's employment by the


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    Company or such later date as determined by the Committee, and (iii) as to an associate who is not an Eligible Associate on December 20, 1995, the date of the event or circumstance giving rise to the associate's eligibility as determined by the Committee. Provided, however, in the event the New Associate's first day of employment, or the date of the event or circumstance giving rise to the associate's eligibility occurs during the last calendar quarter of 1997, 1998 or 1999, notwithstanding the foregoing, the Effective Date shall be as of January 1, of the next consecutive year after such quarter. Notwithstanding the foregoing, solely for purposes of an election under Section 83(b) of the Internal Revenue Code, the Effective Date of Award shall be the date of grant of a Restricted Share Award.

    2.9 "Normal Retirement Date" means the date of voluntary termination of employment on or after an associate reaches age fifty-five.

    2.10 "Participant" means an Eligible Associate who elects to participate in the Plan.

    2.11 "Plan" means the Olympic Financial Ltd. 1998-2000 Restricted Stock Election Plan.

    2.12 "Plan Year" means the annual period on which the records of the Plan are kept, that being the fiscal year of the Company. The Plan Years for the Plan shall be the calendar years 1998, 1999 and 2000.

    2.13 "Restricted Stock Award" means an award of the Company's Common Stock with restrictions as to disposition by the recipient and subject to a risk of forfeiture until certain conditions described in the Plan have been met.

    2.14 "Restriction Period" means the period from the date of grant of the Restricted Stock Award until the later of (i) the date five years after the Effective Date of the Award or (ii) December 31, 2002.

    2.15 "Retired Participant" means a participant who has retired under the provisions of an applicable Company-sponsored retirement plan at Normal or Disability Retirement Date. Retirement Participant will not, however, include any Participant who was terminated for cause (as determined by the Board of Directors or by one or more Section 16 officers) or whose employment terminated prior to death or Normal or Disability Retirement.

                                     ARTICLE III.
                                     ELIGIBILITY

    The Committee will select the officers and other key executive and management associates to be eligible to participate in the Plan and to receive Restricted Stock Awards. The Committee shall make this determination for associates of the Company as of


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December 20, 1995 on such date.  The Committee may select new and additional associates for participation subsequent to December 20, 1995.

                                     ARTICLE IV.
                               RESTRICTED STOCK AWARDS

    4.1 TARGET BONUS. The Committee may select Participants who shall be eligible to receive incentive bonuses for the Plan Years 1998, 1999 and 2000 in amounts determined by the Committee. The amount of any such bonus which may be earned by a Participant shall be determined as a percentage of the Participant's base salary as of the Effective Date or such later date determined by the Committee. Such Participant's aggregate bonuses for the three Plan Years or a portion thereof ("Target Bonus") shall be calculated by (i) multiplying the Participant's base salary as of the Effective Date or such later date determined by the Committee times his or her bonus percentage as determined by the Committee; (ii) dividing that product by three hundred sixty-five (365), and
(iii) multiplying that quotient times the number of days from and including the Effective Date of the Award through and including December 31, 2000. Prior to the commencement of each Plan Year, the Committee shall establish an annual performance target for each Participant which target must be achieved by the Participant as a condition to earning his or her bonus for the relevant Plan Year.

    4.2 ELECTION. Each Participant shall be permitted to make an irrevocable election that a portion of his/her bonuses for fiscal years 1998-2000 shall be received in the form of Common Stock. To participate in the Plan, the Eligible Associate shall execute and submit to the Committee or its representative an election form no later than thirty (30) days following the date the Eligible Associate was first informed of his or her eligibility to participate. The Participant shall irrevocably designate on such election form the percentage (the "Elected Percentage") of the Target Bonus he or she elects to receive in the form of Restricted Stock in increments of 0%, 25%, 50%, 75% or 100%.

    4.3 ELECTION BY SECTION 16 OFFICERS. All officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as identified by the Board of Directors must elect to apply 100% of their Target Bonuses to Restricted Stock Awards under this Plan.

    4.4    NUMBER OF RESTRICTED SHARES.  Subject to the provisions of this
Plan, the Committee may grant a Restricted Stock Award to each Participant who has elected to participate in the Plan ("Award Recipient"). The Restricted Stock Award shall be equal to the number of shares of the Company's Common Stock (rounded down to the nearest whole number) calculated by (i) multiplying the Target Bonus times the Elected Percentage and (ii) dividing the product thereof by the market price of the Common Stock as of the Effective Date. Provided, however, any grants made prior to the approval of the Plan by the Company's shareholders at the 1996 annual meeting shall be subject to and contingent upon such approval being given.


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    4.5  STOCK CERTIFICATES. Restricted shares awarded pursuant to the Plan may be evidenced by the Stock certificates described in Section 7.3 and such other written documents (the "Restricted Stock Award Documents") in such form as the Committee shall approve from time to time. The Company may at its option issue uncertificated shares until such time as Participants' shares become vested. When vested, stock certificates shall be issued in the name of the Participant. Restricted Stock Award Documents shall comply with and be subject to the terms and conditions of this Plan and such other terms and conditions which the Committee shall require from time to time which are not inconsistent with the terms of this Plan. The Committee shall have the right to amend the Restricted Stock Award Documents issued to an Award Recipient subject to his or her consent.

    4.6 FUTURE AWARDS. At its discretion the Committee may in the future determine to make Restricted Stock Awards which are in accordance with the terms of this Plan.


                                      ARTICLE V.
                                       VESTING

    5.1  AUTOMATIC LAPSE OF RESTRICTIONS.   An Active Participant shall become
fully vested in his/her Restricted Stock Awards upon the lapse of the applicable Restriction Period.

    5.2 ACCELERATED VESTING. As soon as reasonably practical after the end of 1998, 1999 and 2000, the Committee shall determine whether each Active, Retired or deceased Participant has achieved his or her annual target performance goals established by the Committee for the relevant fiscal year. As of the date the Committee determines that such performance goals for said year have been achieved, vesting of a portion of the Participant's Restricted Stock Awards shall be accelerated. For each such Plan Year, an Active Participant who has achieved his or her performance goals shall vest in the number of shares determined by multiplying the Participant's total Restricted Stock Award shares for that year times a fraction, the numerator of which is the number of days during such year that the Participant was participating in the Plan and the denominator of which is the total number of days from and including the Participant's Effective Date to December 31, 2000.

    5.3  CONDITIONS RESULTING IN FORFEITURES.    In the event that an Active
Participant's employment is terminated and such termination is not by reason of death, Normal or Disability Retirement or Change of Control, all unvested Restricted Stock Awards will be forfeited.

    5.4 PRO RATA ACCELERATION OF VESTING OF RESTRICTED SHARES IN THE EVENT OF THE AWARD RECIPIENT'S RETIREMENT, DEATH OR DISABILITY. In the event of the death or Normal or Disability Retirement of the Award Recipient, at the end of the fiscal year of the Company in which such event occurred, in the event the Participant's target performance

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goals have been achieved, the Board of Directors or its delegee shall make a recommendation to the Committee that such Participant is entitled to a performance bonus. On the basis of that recommendation, the Committee shall take the following actions:

    (a) determine that the Participant vested in a portion of his/her Restricted Stock Award, and

    (b) calculate the number of accelerated vested shares in the portion of the Restricted Stock Award earned. The vested portion shall be that proportion of the total shares which could have become vested for that fiscal year which is equal to the Participant's employment period during that fiscal year as a proportion of the entire fiscal year.

    5.5 ACCELERATION OF VESTING OF RESTRICTED SHARES IN THE EVENT OF CHANGE OF CONTROL. In the event of, or upon the date set by the Committee to be an accelerated vesting date in anticipation of, the occurrence of a transaction or series of related transactions in which (A) the Company is dissolved or liquidated or sells substantially all of its operating assets, (B) the Company is party to a merger or consolidation in which the Company is not the surviving or acquiring entity, or (C) the Company becomes an 80% or more owned subsidiary of another company (any of such transactions being hereinafter referred to as a "Change of Control"), the Committee shall direct that vesting with respect to all Restricted Shares be accelerated and that such Restricted Shares become fully vested.

                                     ARTICLE VI.
                                      COMMITTEE


    6.1  COMPOSITION OF THE COMMITTEE.   The Committee shall consist of not
less than two members of the Board. Any grant of Awards to officers who are subject to Section 16 of the Exchange Act shall be made only by a Committee of two or more outside directors each of whom is a "disinterested person" as defined in Rule 16(b)-3(c)(2) of the Exchange Act.

    6.2  RULES AND REGULATIONS.   The Committee shall adopt such administrative
rules and regulations under this Plan as it may deem appropriate for the operation of the Plan. The Committee shall also have the power to alter, amend or revoke any rules or regulations it has adopted.

    6.3  AUTHORITY.   The Committee shall have full authority to interpret the
Plan and, subject to the provisions herein, to determine when, to whom and the size of the Restricted Stock Awards to be granted to any Participant, taking into account the elections made by Participants.


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     6.4    ACTIONS OF THE COMMITTEE.  The Committee shall hold its meetings at such times and places as it may determine. A majority of the members shall constitute a quorum. All decisions of the Committee taken in meeting shall be made on the action of a majority of the members of the Committee. Decisions of the Committee may be taken by written action without meeting only upon unanimous vote in favor thereof.

     6.5 EXPENSES. All expenses incurred by the Committee in the administration of this Plan shall be paid by the Company.

                                  ARTICLE VII.
                               PLAN ADMINISTRATION

     7.1 EFFECTIVE DATE. The effective date of this Plan shall be December 20, 1995, provided that the shareholders of the Company have approved or will approve the Plan within twelve months of that date.

     7.2 SHARES AVAILABLE FOR AWARD. Common Stock to be used for Restricted Stock Awards under the Plan shall be made available at the discretion of the Board of Directors either from authorized but unissued common shares or from previously issued common shares reacquired by the Company, including shares purchased on the open market. The total number of common shares which may be used in payment of awards under the Plan shall not exceed in the aggregate 600,000 shares, provided, however, that such number of shares shall be proportionately adjusted for any increase or decrease in the number of outstanding shares resulting from a stock split or other subdivision or consolidation of shares or for other capital adjustments or payment of stock dividends or distributions or other increases or decreases in the outstanding shares effected without receipt of consideration by the Company. Common shares awarded under the Plan which are subsequently forfeited shall revert to the Plan and shall be available for subsequent award to Participants.

     7.3 STOCK CERTIFICATES. If issued, the stock certificate(s) evidencing a Restricted Stock Award shall be registered in the name of the Award Recipient and shall bear a legend referring to the terms, conditions and restrictions applicable to such shares. The Committee shall direct the Company to either retain physical possession or custody of or place into escrow the certificate(s) evidencing the Restricted Shares until such time as such shares are vested. Uncertificated shares shall be maintained by the Committee or at its direction.

     7.4 DIVIDEND AND VOTING RIGHTS. Subject to Section 7.5 hereof, during the period from the date a Restricted Stock Award is granted to the date Restricted Shares are vested, the Award Recipient will be entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive dividends declared on such shares, as paid.


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     7.5    TRANSFER OF RESTRICTED SHARES.  No Restricted Shares awarded under this Plan may be transferred, pledged, or encumbered until such time as any such shares become vested.

     7.6 WITHHOLDING OF TAXES. Whenever Restricted Shares vest or, if sooner, whenever an Award Recipient must include the Restricted Shares in income for federal income tax purposes, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy all federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Restricted Shares, or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, redeeming a portion of any Restricted Shares otherwise deliverable pursuant to this Plan with a then fair market value equal to such tax liabilities. The Company's obligation to make any delivery or transfer of vested Restricted Shares shall be conditioned on the Award Recipient's compliance with any withholding requirement to the Company's satisfaction.

                                  ARTICLE VIII.
                            AMENDMENT AND TERMINATION

     8.1 AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend this Plan from time to time in such manner as they may deem advisable; provided, however, that only the Committee can make grants and awards. Any amendment that will result in a grant or an award shall be made only by disinterested members of the Board of Directors. No amendment to this Plan shall adversely affect any outstanding Restricted Stock Award without the consent of the Award Recipient.

     8.2 EXPIRATION, SUSPENSION OR TERMINATION OF PLAN. No Restricted Stock Awards shall be granted after December 31, 2000. However, the Board of Directors may suspend or terminate this Plan at any time.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1 NO CONTINUED EMPLOYMENT. The award of a Restricted Stock Award pursuant to this Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any subsidiary thereof to retain the Award Recipient in the employ of the Company or any subsidiary thereof, and each such Award Recipient shall remain subject to discharge to the same extent as if this Plan had not been adopted.

     9.2 CHOICE OF LAW. This Plan shall be operated in accordance with the laws of the State of Minnesota, to the extent not preempted by federal law.


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